Exhibit 10.47

O’REILLY AUTOMOTIVE, INC. 2009 INCENTIVE PLAN

FORM OF STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is entered into this [Date1] (the “Option Date”) by and between O’Reilly Automotive, Inc., a Missouri corporation (the “Company”), and [Award Recipient] (the “Optionee”) pursuant to the O’Reilly Automotive, Inc. 2009 Incentive Plan, as the same may be amended from time to time (the “Plan”). Capitalized terms not defined herein shall have the meanings set forth in the Plan.

1. GRANT OF OPTION. The Company hereby grants to the Optionee an option to purchase [Insert Number] shares (the “Option Shares”) of the common stock of the Company (the “Common Stock”) at a price of [Insert Price] per share, in the manner and subject to the conditions provided herein. This Option is intended to be a Non-Qualified Stock Option, as defined in Section 2(s) of the Plan.

2. TERM OF OPTION. The maximum term of this Option is ten (10) years; accordingly, this Option shall expire not later than the close of business on [Insert Date].

3. TIME OF EXERCISE OF OPTION. Subject to the Optionee’s continued employment with the Company or a Subsidiary, this Option shall become twenty five percent (25%) exercisable upon [Date2]; fifty percent (50%) exercisable upon [Date3]; seventy five percent (75%) exercisable upon [Date4]; and one hundred percent (100%) exercisable upon [Date5] and for the remainder of its term with respect to all of the Option Shares then remaining unissued (subject to Section 5 hereof and the terms of the Plan) [modify for vesting schedule as determined by the Board]. Notwithstanding the foregoing, in the event of a Change in Control [or retirement upon circumstances determined by the Board], this Option shall become one hundred percent (100%) exercisable effective on the date of such Change in Control[, subject to the Optionee’s continued employment with the Company or a Subsidiary at such time]. All unexercised Options, both vested and unvested, are immediately forfeited upon a termination of the Optionee’s employment with the Company and its Subsidiaries.

4. METHOD OF EXERCISE OF OPTION. The Optionee may exercise this Option in whole or in part to the extent then exercisable by delivering written notice to the Secretary of the Company (or to such other person or persons in other such forms as may be designated from time to time by the Committee) stating the number of shares with respect to which the Option is being exercised (the “Exercise Notice”), accompanied by payment in full of the exercise price either (i) in cash or check payable and acceptable to the Company, (ii) subject to the approval of the Committee, by tender to the Company of shares of Common Stock owned by the Optionee and registered in Optionee’s name, having a fair market value equal to the cash exercise price of the option being exercised, (iii); by any combination of (i) and (ii) hereof, or (iv) (provided the approval of the Committee has been given on or prior to the Grant Date), by requesting in writing that a sufficient number of the shares to be issued pursuant to such exercise be delivered to a broker for sale on behalf of the Optionee that the proceeds of such sale be applied by the Company in payment thereof. Any exercise of this Option shall be contingent upon, and shall not be effective until the first business day following (the “Effective Date”), the completion of the following steps: (a) the receipt by the Company of the Exercise Notice, the exercise price and such other documents as may be required by the Committee, (b) [the determination by the Company that Optionee’s employment status with the Company is satisfactory to the Company based on, among other things, the status of any pending loss prevention investigation], and (c) the processing by the Company of sale requests (if any) set forth in the Exercise Notice. As soon as practicable after, and as of, the Effective Date, the Company shall issue the appropriate number of shares in the name of the Optionee evidenced by a stock certificate, appropriate entry on the books of the Company’s duly authorized transfer agent or other appropriate means as determined by the Company, and/or deliver a check, or cause the delivery of a check, payable to the order of the Optionee for the appropriate amount of cash. The number of shares may be adjusted appropriately, or other appropriate arrangements shall be made [(which may include the Company requiring the Optionee to remit the applicable amount of taxes)], for any taxes required to be withheld by federal, state or local law in connection with the exercise of the Option.

5. TERMINATION OF OPTION. This Option shall terminate on the earlier of:

(i)	the date specified in Paragraph 2 of this Agreement;

(ii)	one year following the death of Optionee;

(iii)	one year following the termination of Optionee’s employment with the Company or any of its subsidiaries by reason of Disability;

(iv)	one year following the termination of Optionee’s employment with the Company or any of its subsidiaries by reason of Retirement;

(v)	one year following the involuntary termination of Optionee’s employment with the Company following a Change in Control; or

(vi)	the date of termination of Optionee’s employment with the Company or any of its subsidiaries for any reason other than those set forth in parts (ii) through (iv) above.

[Alternative:

(i)	the date which is three months following the effective date of the Optionee’s retirement from service on the Board of Directors of the Company;

(ii)	the date on which is one year following the date on which the Optionee’s service on the Board of Directors of the Company creases due to death or disability; and

(iii)	the date specified in Paragraph 2 of this Agreement.]

6. EFFECT OF DEMOTION. The demotion by the Company of Optionee to a position having a lower pay scale, lower responsibility level or other lower status (a “Lower Position”), as determined by the Committee, in its discretion, within a period of one year from Option Date shall result in the loss of this Option and shall be deemed, on the notice date of such demotion, a termination pursuant to Paragraph 5 (v) of this Agreement. To the extent Optionee takes a Lower Position at any time, the unvested portion (determined as of the earlier of the date the Optionee begins working at such Lower Position or the date the Company accepts Optionee’s decision to take such Lower Position) of this Option shall terminate. The provisions of this Section 6 shall be inapplicable following a Change in Control. [Not included in non-executive director awards.]

7. NON-TRANSFERABILITY OF OPTION. This Option is non-transferable by Optionee except by will or the laws of descent and distribution and shall be exercisable during Optionee’s lifetime only by Optionee. In the event of Optionee’s death, but before expiration of the Option, such Option shall be exercisable by the person or persons to whom Optionee’s rights under the Option shall have passed by will or by the laws of descent and distribution or by a person named by Optionee in a beneficiary designation form.

8. OPTION CONDITIONED ON ACCEPTANCE. This Agreement shall be void and of no effect unless a copy hereof is executed by Optionee and returned to the Secretary of the company no later than 30 days after the Option Date; provided, however, that if Optionee dies with such 30 day period, this Agreement shall be effective notwithstanding the fact that it has not been executed by Optionee.

9. NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Agreement until a certificate or certificate for such shares have been issued to Optionee; such rights shall then exist only with respect to the shares evidenced by such certificates.

10. NO GUARANTEE OF CONTINUED SERVICE. The Optionee acknowledges and agrees that neither this Agreement nor the award of the Option constitute an express or implied promise of continued engagement as an employee or as a service provider for any period and shall not interfere with the Optionee’s right or the Company’s right to terminate the Optionee’s relationship as an employee or as a service provider at any time.

11. INCORPORATION OF STOCK OPTION PLAN. This Agreement is entered into pursuant to the Plan, which is by this reference incorporated herein and made a part hereof. By acceptance of this Agreement, the Optionee hereby acknowledges that the Optionee has received a copy of the Plan and agrees to be bound by its terms (not all of which are set forth herein). In the event of a conflict between the terms of the Plan and those of this Agreement, the terms of the Plan shall govern.

IN WITNESS WHEREOF, O’REILLY AUTOMOTIVE, INC. has caused this Agreement to be executed and its Corporate Seal to be affixed, and Optionee has signed the same, in duplicate originals as of the day and year first above written.

O’REILLY AUTOMOTIVE, INC.

By:
Title:	Chairman

Optionee

Effective: [UPDATE]